Baker Tilly Virchow Krause, LLP
1650 Market St, Ste 4500
Philadelphia, PA 19103-7341
tel 215 972 0701
tel 800 267 9405
fax 888 264 9617
bakertilly.com

August 22, 2018

Securities and Exchange Commission
100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4 of Form 1-U of PSI International, Inc. (“PSI”) for the event that occurred on May 22, 2018 and are in agreement with the statements contained therein insofar as they relate to our Firm. We have no basis to agree or disagree with other statements of PSI contained therein.

An Affirmative Action Equal Opportunity Employer